As filed with the Securities and Exchange Commission on August 3, 2021.

Registration No. 333-256643

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADMA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-2590442 (I.R.S. Employer Identification Number)

465 State Route 17
Ramsey, New Jersey 07446
(201) 478-5552
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam S. Grossman
President and Chief Executive Officer
ADMA Biologics, Inc.
465 State Route 17
Ramsey, New Jersey 07446
(201) 478-5552
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Schwartz, Esq.
Morgan Lewis & Bockius LLP
502 Carnegie Center, Suite 201
Princeton, New Jersey 08540
(609) 919-6600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Primary Offering:
Common stock, $0.0001 par value per share(3)		—
Preferred stock, $0.0001 par value per share		—
Debt securities		—
Warrants		—
Units		—
Total	$250,000,000	$27,275

(1)
In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement exceed $250,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement to be sold by the registrant may be sold separately, together, or as units with other securities registered under this registration statement.

(2)
The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, as amended. The registration fee of $27,275 was previously paid.

(3)
Subject to note (1), this registration statement covers an indeterminate amount of common stock (with accompanying purchase rights, if any), as may be sold, from time to time, at indeterminate prices, by the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333‑256643) originally filed by ADMA Biologics, Inc. (the “Company”) on May 28, 2021 (the “Registration Statement”) is being made solely for the purpose of filing an updated consent of CohnReznick LLP, the Company’s independent registered public accounting firm, as Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, the Exhibit Index to the Registration Statement, the signature page and updated Exhibit 23.1 filed herewith. This Amendment does not modify any other provision of the prospectus contained in Part I or Part II of the Registration Statement.

INDEX TO EXHIBITS

The following exhibits are filed as part of, or incorporated by reference into this document:

Exhibit No.	Description

1.1***	Form of Underwriting Agreement.

1.2**	Open Market Sale AgreementSM, dated May 28, 2021, by and between ADMA Biologics, Inc. and Jefferies LLC.

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on March 29, 2012).

4.2
Form of Warrant Agreement with Hercules Technology Growth Capital, Inc. (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 11, 2013).

4.3	Form of Warrant Agreement with Oxford Finance LLC (incorporated herein by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2016).

4.4
Note, dated February 11, 2019, issued by the Company to Perceptive Credit Holdings II, LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 12, 2019).

4.5
Note, dated May 3, 2019, issued by the Company to Perceptive Credit Holdings II, LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2019).

4.6
Note, dated December 8, 2020, issued by the Company to Perceptive Credit Holdings II, L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2020).

4.7
Warrant to Purchase Stock, dated October 10, 2017, issued by the Company to Marathon Healthcare Finance Fund, L.P. (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 11, 2017).

4.8
Warrant to Purchase Stock, dated February 11, 2019, issued by the Company to Perceptive Credit Holdings II, LP (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 12, 2019).

4.9
Warrant to Purchase Stock, dated May 3, 2019, issued by the Company to Perceptive Credit Holdings II, LP (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2019).

4.10	Warrant to Purchase Stock, dated December 8, 2020, issued by the Company to Perceptive Credit Holdings II, LP.

4.11
Tranche One Term Note, dated October 10, 2017, issued by the Company to Marathon Healthcare Finance Fund, L.P. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 11, 2017).

4.12**	Form of Senior Indenture.

4.13**	Form of Subordinated Indenture.

4.14
Rights Agreement, dated as of December 16, 2020, by and between ADMA Biologics, Inc. and Continental Stock Transfer and Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2020).

5.1**	Legal Opinion of Morgan, Lewis & Bockius LLP (relating to the base prospectus).

5.2**	Legal Opinion of Morgan, Lewis & Bockius LLP (relating to the sales agreement prospectus).

23.1*	Consent of CohnReznick LLP.

23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.3**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).

24.1**	Power of Attorney (included on signature page).

25.1****	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2****	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

*	Filed herewith.

**	Previously filed.

***
To be filed by amendment or as an exhibit to a document incorporated by reference or deemed to be incorporated by reference in this registration statement, including a current report on Form 8-K, in connection with the offering of any securities, as appropriate.

****	To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2) if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ramsey, State of New Jersey on August 3, 2021.

ADMA BIOLOGICS, INC.

By:	/s/ Adam S. Grossman
Adam S. Grossman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Adam S. Grossman	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2021
Adam S. Grossman

/s/ Brian Lenz	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2021
Brian Lenz

*	Chairman of the Board of Directors	August 3, 2021
Steven A. Elms

*	Vice Chairman of the Board of Directors	August 3, 2021
Dr. Jerrold B. Grossman

*	Director	August 3, 2021
Martha J. Demski

*	Director	August 3, 2021
Bryant E. Fong

*	Director	August 3, 2021
Lawrence P. Guiheen

*	Pursuant to Power of Attorney

By:	/s/ Brian Lenz
Brian Lenz
Attorney-in-Fact